================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                  LIBBEY INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                  LIBBEY INC.

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

--------------------------------------------------------------------------------

                                  MEETING DATE
                                 APRIL 30, 1998

        ---------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT!
      Please mark, date and sign the enclosed proxy card and promptly return it to the Company in the enclosed envelope.
        ---------------------------------------------------------------

                                                                   [LIBBEY LOGO]

                                  LIBBEY INC.
                                 P.O. BOX 10060
                               300 MADISON AVENUE
                            TOLEDO, OHIO 43699-0060

   -------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
   -------------------------------------------------------------------------

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Libbey stockholders which will be held Thursday, April 30, 1998, at 2:00 p.m. in the Belvedere Room at The Toledo Club, 235 14th Street (Madison Avenue and 14th Street), Toledo, Ohio.

     At the meeting, stockholders will elect two directors for a term of three years and will transact such other business as may properly come before the meeting.

     The close of business on March 16, 1998 is the record date for voting at the meeting. Only stockholders owning the Company's common stock, par value $.01 per share, on the record date are entitled to notice of, and to vote at, the Annual Meeting.

     Please sign, date and return your Proxy in the enclosed envelope as soon as possible so that your shares can be voted at the meeting. If the shares are held in more than one name, all holders of record should sign.

     Management sincerely appreciates your support.

                                            By Order of the Board of Directors,

                                            John F. Meier
                                            Chairman of the Board and Chief
                                            Executive
                                            Officer

                                            Arthur H. Smith
                                            Secretary

March 27, 1998
Toledo, Ohio

                                  LIBBEY INC.

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation on behalf of the Board of Directors of Libbey Inc., a Delaware corporation ("Libbey" or "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company ("Annual Meeting"), to be held in the Belvedere Room at The Toledo Club, 235 14th Street (Madison Avenue and 14th Street), Toledo, Ohio at 2:00 p.m., and at any and all adjournments thereof. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about March 27, 1998. A complete list of stockholders entitled to vote at the Annual Meeting will be maintained at the Company's principal executive offices at 300 Madison Avenue, P.O. Box 10060, Toledo, Ohio 43699-0060 for a period of at least ten days prior to the Annual Meeting.

     Only stockholders of record at the close of business on March 16, 1998 will be entitled to vote at the meeting. At such date, there were 17,598,931 shares of the Company's common stock outstanding. Each share of common stock is entitled to one vote. The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Votes cast in person or by proxy will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the matter to which the abstention applies. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The common stock outstanding on the record date held by the trustee under the Company's Stock Purchase and Supplemental Retirement Plan, Stock Purchase and Retirement Savings Plan and Long-Term Savings Plan and Trust will be voted by the trustee in accordance with written instructions from participants in such plans or, as to those shares for which no instructions are received, in a uniform manner as a single block in accordance with the instructions received with respect to the majority of shares of each respective plan for which instructions were received.

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and By-Laws provide that the Board of Directors ("Board of Directors" or "Board") is divided into three classes. Each year the stockholders are asked to elect the members of a class for a term of three years.

     Currently, the term of office for members of Class II of the Board of Directors will expire on the date of the Annual Meeting in 1998. The members of Class II are Richard I. Reynolds and Peter C. McC. Howell. The Board of Directors has fixed the number of directors to be elected at the 1998 Annual Meeting at two and has nominated Mr. Howell and Mr. Reynolds for election to Class II. Those persons who are elected directors at the 1998 Annual Meeting will hold office until their terms expire on the date of the 2001 Annual Meeting or until the election and qualification of their successors. The terms of office of the members of Class III and Class I of the Board of Directors will expire, respectively, on the date of the Annual Meeting in 1999 and 2000.

     So far as the Board has been advised, only the two persons named above as nominees will be nominated for election as directors at the Annual Meeting. It is intended that the shares represented by proxies in the accompanying form will be voted for the election of these two nominees unless authority to so vote is withheld. The nominees have consented to being named herein and to serve if elected. If either of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors or the number of directors may be reduced accordingly. The Board, however, expects each of the nominees to be available. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A stockholder entitled to vote for the election of directors may withhold authority to vote for all or certain nominees.

     The following information, which has been provided by the directors, sets forth for each of the nominees for election to the Board of Directors and for each director whose term continues, his name, age, principal occupation and employment during at least the past five years, the name of the corporation or other organization, if any, in which such occupation and employment is carried on and the period during which such person has served as a director of the Company.

1998 NOMINEES (CLASS II)

     PETER C. MCC. HOWELL, age 48, has been a director of the Company since October 1993. Mr. Howell is the former Chairman and Chief Executive Officer of Signature Brands USA, Inc. (formerly known as Health o meter, Inc.) from August 1994 to August 1997. From 1989 to August 1994, Mr. Howell was President, Chief Executive Officer and a director of Mr. Coffee, inc. He is a member of the Audit and Compensation Committees.

     RICHARD I. REYNOLDS, age 51, has been a director of the Company since June 1993. Mr. Reynolds has been the Executive Vice President and Chief Operating Officer of the Company since November 1995. From June 1993 to November 1995, Mr. Reynolds was Vice President and Chief Financial Officer of the Company. From January 1989 until June 1993, Mr. Reynolds was Vice President, Director of Finance and Administration of the Company.

     The Board of Directors unanimously recommends a vote FOR both nominees.

CONTINUING DIRECTORS:

     WILLIAM A. FOLEY, age 50, has been a director of the Company since September 1994. Mr. Foley has been Chairman of the Board, President and Chief Executive Officer of LESCO, Inc. since October 1994. From July 1993 to October 1994, he was President and Chief Executive Officer of LESCO, Inc. From 1990 to July 1993, he was President and Chief Executive Officer of Imperial Wall Coverings. He is a member of Class III of the Board of Directors and a member of the Audit and Compensation Committees. Mr. Foley is also a director of Alltrista Corporation.

     JOHN F. MEIER, age 50, has been a director of the Company since 1987 and Chairman of the Board and Chief Executive Officer of the Company since June 1993. Mr. Meier was Executive Vice

President and General Manager of the Company from December 1990 to June 1993. He is a member of Class I of the Board of Directors. Mr. Meier is also a director of Cooper Tire and Rubber Company.

     CAROL B. MOERDYK, age 47, has been a director of the Company since February 1998. Ms. Moerdyk is Senior Vice President, U.S. Operations of Boise Cascade Office Products. From February 1995 to February 1998, she served as Corporate Vice President and Senior Vice President, Treasurer and Chief Financial Officer of Boise Cascade Office Products. From August 1992 to February 1995, she was Vice President, Assistant to the General Manager of Office Products. Ms. Moerdyk is a member of Class I of the Board of Directors.

     GARY L. MOREAU, age 43, has been a director of the Company since September 1996. Mr. Moreau is President and Chief Executive Officer of Lionel Inc., a position he has held since January 1996. From 1991 until that time, Mr. Moreau served as President and Chief Operating Officer of Oneida Ltd. Mr. Moreau is a member of Class I of the Board of Directors and a member of the Audit and Compensation Committees of the Board of Directors. Mr. Moreau is also a director of GSW, Inc.

     TERENCE P. STEWART, age 49, has been a director of the Company since October 1997. Mr. Stewart is managing partner of Stewart and Stewart, a Washington, D.C.-based law firm specializing in trade and international law issues, where he has worked since 1976. Mr. Stewart is a member of Class III of the Board of Directors.

     TERRY L. WILKISON, age 56, has been a director of the Company since 1987. Mr. Wilkison was an Executive Vice President of Owens-Illinois, Inc. from 1993 until his retirement on December 31, 1997. From 1992 to May 1993, he was Vice President and General Manager of Plastics, Closures and Prescription Products of Owens-Illinois. He is a member of Class III of the Board of Directors.

COMPENSATION OF DIRECTORS:

     Non-management directors receive a retainer for service on the Board at the annual rate of $21,000, a fee for attendance at Board meetings of $750 per meeting and a fee for attendance at committee meetings of $500 per meeting. The retainer and all fees are payable in cash quarterly or subject to deferral. In 1997, each of the directors except Mr. Moreau elected to defer all or a portion of the retainer and fees into an account, the value of which is based upon the value of the Company's common stock plus dividends. Management directors do not receive additional compensation for service on the Board of Directors.

BOARD MEETINGS AND COMMITTEES OF THE BOARD:

     The Board of Directors met five times during 1997. During 1997, each incumbent member of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board and of committees of the Board of which he was a member.

     The Board of Directors currently has an Audit Committee and a Compensation Committee. The Company does not have a nominating committee or any regularly constituted committee performing the functions of such a committee. The Audit Committee makes recommendations to the Board of Directors as to the engagement or discharge of the independent auditors; reviews the plan and results of the auditing engagement with the independent auditors; reviews the scope and results of the Company's internal auditing procedures; reviews the adequacy of the Company's system of internal accounting controls; and directs and supervises investigations into matters within the scope of its duties. The Audit Committee met twice during 1997. The Audit Committee is comprised of Messrs. Howell, Foley and Moreau.

     The Compensation Committee of the Board of Directors is comprised of directors who are not officers or employees of the Company and are not eligible to participate in any of the Company's executive compensation programs. The Compensation Committee has overall responsibility for administering the executive compensation program of the Company. The Compensation Committee regularly evaluates the executive compensation program to ensure its appropriateness in the context of the Company's business and its competitiveness with the compensation practices of other companies. From time to time, the Compensation Committee seeks the advice of independent experts in evaluating plan design, compensation levels and administration. Each year the Compensation Committee reviews and approves salaries for the executive officers of the Company. The Compensation Committee is also responsible for administering the Stock Option Plan for Key Employees and certain other incentive compensation plans covering executive officers. The Compensation Committee met once during 1997. The Compensation Committee is comprised of Messrs. Foley, Howell and Moreau.

OTHER DIRECTOR INFORMATION:

     During 1997 the law firm of Stewart and Stewart of which Mr. Stewart is a partner received fees of approximately $5,200 from the Company for legal services in connection with various international trade matters. The Company anticipates that it will continue to utilize the legal services of Stewart and Stewart in the future in connection with international trade matters.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation paid by the Company for the last three completed fiscal years to the Company's Chief Executive Officer ("CEO") and the four most highly compensated executive officers other than the CEO who were serving as such at the end of 1997 (the "named executive officers").

SUMMARY COMPENSATION TABLE:

                                                                              LONG-TERM COMPENSATION
                                        ANNUAL COMPENSATION             ----------------------------------
                              ---------------------------------------           AWARDS            PAYOUTS
                                                              OTHER     -----------------------   --------
                                                             ANNUAL     RESTRICTED     SHARES                ALL OTHER
                                                             COMPEN-      STOCK      UNDERLYING     LTIP      COMPEN-
 NAME & PRINCIPAL POSITION    YEAR   SALARY(1)   BONUS(2)   SATION(3)     AWARDS      OPTIONS     PAYOUTS    SATION(4)
 -------------------------    ----   ---------   --------   ---------   ----------   ----------   --------   ---------
John F. Meier                 1997   $395,000           0    $   592        0               0         0       $11,850
  Chairman of the Board       1996   $353,333    $139,920          0        0          25,000         0       $ 9,325
  and Chief Executive         1995   $312,917    $179,100          0        0          22,500         0       $ 9,388
  Officer
Richard I. Reynolds           1997   $275,000           0    $   223        0               0         0       $ 8,250
  Executive Vice              1996   $212,708    $ 70,000    $   241        0          16,000         0       $ 6,381
  President and               1995   $179,958    $ 80,000    $ 2,719        0          14,000         0       $ 5,399
  Chief Operating Officer
Kenneth G. Wilkes             1997   $165,000           0    $ 6,353        0               0         0       $ 4,275
  Vice President, Chief       1996   $150,625    $ 39,765    $   444        0           8,500         0       $ 4,519
  Financial Officer and       1995   $131,333    $ 46,900    $ 2,012        0           7,500         0       $ 3,940
    Treasurer
L. Frederick Ashton           1997   $162,896           0    $ 3,255        0               0         0       $ 4,715
  Vice President, General     1996   $156,387    $ 41,286    $   187        0           6,500         0       $ 4,692
    Sales Manager             1995   $148,958    $ 57,796    $ 2,759        0           6,000         0       $ 4,469
Arthur H. Smith               1997   $161,116           0    $ 4,524        0               0         0       $ 4,719
  Vice President,             1996   $152,628    $ 39,050         33        0           8,500         0       $ 4,579
  General Counsel &           1995   $143,000    $ 50,000          0        0           7,500         0       $ 4,290
  Secretary

---------------

(1) Includes amounts deferred at the election of the named executive officer pursuant to the salary reduction provisions of benefit plans.

(2) The amounts disclosed in this column represent awards under the Libbey Inc. Senior Management Incentive Plan.

(3) The amounts disclosed in this column represent amounts reimbursed for the payment of taxes payable with respect to perquisites. In each year, the aggregate incremental cost of perquisites and other personal benefits for any executive officer did not exceed the lesser of $50,000 or 10% of base salary plus bonus.

(4) The amounts disclosed in this column represent matching cash contributions to the Libbey Inc. Stock Purchase and Retirement Savings Plan, a defined contribution plan, and the Libbey Inc. Executive Savings Plan, a non-qualified plan designed to provide similar benefits to the extent such benefits cannot, under limitations of the Internal Revenue Code, be provided by the Stock Purchase and Retirement Savings Plan.

OPTION GRANTS IN 1997:

     The following table sets forth information on stock option grants to the named executive officers during 1997 pursuant to the Company's Non-Qualified Stock Option Plan for Key Employees. The Company does not maintain a stock appreciation rights plan covering executive officers.

                                                                                                  GRANT
                                                         INDIVIDUAL GRANTS                      DATE VALUE
                                        ----------------------------------------------------    ----------
                                        NUMBER OF
                                          SHARES       % OF TOTAL
                                        UNDERLYING      OPTIONS                                   GRANT
                                         OPTIONS       GRANTED TO                                  DATE
                                         GRANTED      EMPLOYEES IN    EXERCISE    EXPIRATION     PRESENT
                 NAME                      (#)        FISCAL YEAR      PRICE         DATE        VALUE(1)
                 ----                   ----------    ------------    --------    ----------    ----------
John F. Meier.........................      0              NA            NA           NA            NA
Richard I. Reynolds...................      0              NA            NA           NA            NA
Kenneth G. Wilkes.....................      0              NA            NA           NA            NA
L. Frederick Ashton...................      0              NA            NA           NA            NA
Arthur H. Smith.......................      0              NA            NA           NA            NA

---------------

(1) NA means not applicable as no stock options were granted to the named executive officers in 1997.

AGGREGATED OPTION EXERCISES AND YEAR-END VALUES:

     The following table sets forth the aggregate dollar value of unexercised options held at the end of 1997 by the named executive officers. The value is based upon a share price of $37.4375, the closing price on the New York Stock Exchange on December 31, 1997.

                                                            UNDERLYING OPTIONS          IN-THE-MONEY OPTIONS
                           SHARES ACQUIRED    VALUE             AT FY-END                    AT FY-END
          NAME               ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
          ----             ---------------   --------   -------------------------    -------------------------
John F. Meier............           0              0     165,153          25,000      $3,748,676      $309,438
Richard I. Reynolds......           0              0     136,738          16,000      $3,157,935      $199,100
Kenneth G. Wilkes........           0              0      69,605           8,500      $1,565,185      $105,606
L. Frederick Ashton......      20,000        365,000      63,673           6,800      $1,477,184      $ 86,375
Arthur H. Smith..........           0              0     127,924           8,500      $3,028,568      $105,606

RETIREMENT PLANS:

     The Company maintains a qualified retirement plan, the Libbey Inc. Salaried Cash Balance Pension Plan ("Salary Plan"), for its salaried employees, including executive officers, and a Supplemental Retirement Benefit Plan ("SERP"), which is a non-qualified plan designed to provide substantially identical retirement benefits to the extent that such benefits cannot, under the limitations of the Internal Revenue Code, be provided by the Salary Plan. The retirement plans were amended effective January 1, 1998 so that benefits will no longer be determined by the highest consecutive three-year annual earnings but will be determined by annual Company contribution credits equal to a percentage of annual earnings plus interest. Employees with 10 years of service with Libbey and who are age 55, or who are age 45 and have a combined age and years of service equal to 65, as of December 1997, will receive commencing upon retirement the greater of their cash balance account or a special minimum benefit ("Special Minimum Benefit") computed pursuant to the formula in effect prior to the amendment, for service prior to December 31, 2007.

     The following table illustrates the estimated annual retirement benefits which would be provided by the Special Minimum Benefit under the Salary Plan and the SERP in various average earnings classifications upon normal retirement at age 65 for those named executive officers for whom the Special Minimum Benefit is anticipated to apply, namely Messrs. Meier, Reynolds, Ashton and Smith:

  HIGHEST
CONSECUTIVE
THREE-YEAR                            YEARS OF CREDITED SERVICE
  AVERAGE     --------------------------------------------------------------------------
 EARNINGS        15         20         25         30         35         40         45
-----------   --------   --------   --------   --------   --------   --------   --------
 $100,000     $ 19,014   $ 25,352   $ 31,690   $ 38,028   $ 44,366   $ 46,867   $ 49,367
 $125,000     $ 24,219   $ 32,292   $ 40,365   $ 48,438   $ 56,512   $ 59,637   $ 62,762
 $150,000     $ 29,424   $ 39,232   $ 49,040   $ 58,848   $ 68,647   $ 72,407   $ 76,157
 $175,000     $ 34,629   $ 46,172   $ 57,715   $ 69,258   $ 80,802   $ 85,177   $ 89,552
 $200,000     $ 39,834   $ 53,112   $ 66,390   $ 79,668   $ 92,947   $ 97,947   $102,947
 $225,000     $ 45,039   $ 60,052   $ 75,065   $ 90,078   $105,092   $110,717   $116,342
 $250,000     $ 50,244   $ 66,992   $ 83,740   $100,488   $117,237   $123,487   $129,737
 $300,000     $ 60,835   $ 81,113   $101,391   $121,670   $141,948   $149,448   $156,948
 $400,000     $ 82,263   $109,685   $137,106   $164,527   $191,948   $201,948   $211,948
 $450,000     $ 92,978   $123,970   $154,963   $185,955   $216,948   $228,198   $239,448
 $500,000     $103,692   $138,256   $172,820   $207,384   $241,948   $254,448   $266,948
 $600,000     $125,121   $166,827   $208,534   $250,241   $291,948   $306,948   $321,948
 $700,000     $146,549   $195,399   $244,249   $293,098   $341,948   $359,448   $376,948

     At December 31, 1997, Messrs. Meier, Reynolds, Wilkes, Ashton and Smith had total Credited Service under the Salary Plan and the SERP, respectively, of 27 years, 27 years, 4 years, 27 years and 29 years.

     The above pension table sets forth benefits calculated on a straight-life annuity basis and reflects the greater of the regular benefit, the Special Minimum Benefit or the "grandfathered" benefit available under the formula in effect prior to January 1, 1989. The regular benefit and the Special Minimum Benefit do not contain an offset for social security or other amounts, whereas the "grandfathered" benefit does provide for a partial offset for social security benefits.

     Annual covered earnings include base salary and amounts earned under the Senior Management Incentive Plan and the covered compensation under the Special Minimum Benefit of the retirement plan is the highest consecutive three year average of such amounts. The retirement benefit may be adjusted if the employee has more or less than 35 years of credited service or retires prior to age 65. The Salary Plan and the SERP provide for additional benefit accruals beyond age 65 and for annual annuity benefits as well as an optional lump sum form of benefit. The lump sum option is designed to be equivalent in value to that of the lifetime annual annuity benefit.

     Under the amended retirement plans effective January 1, 1998 each participant in the plans on December 31, 1997 is credited with an opening cash balance equal to the single sum amount of the participant's accrued benefit as of December 31, 1997 based upon retirement at age 65 and actuarial assumptions as to rate of interest and mortality. For each plan year beginning January 1, 1998 the Company will make an annual contribution credit to the participant's cash balance account in accordance with the following table and the cash balance account will be credited with interest annually at the 30-year Treasury Securities rate in effect in October of the preceeding plan year with a minimum of 5 percent and a maximum of 10 percent. Normal retirement age is 65 under the amended retirement plans. Company contributions and interest are credited with respect to service beyond the age of 65. The estimated annual benefit payable to Mr. Wilkes commencing upon his retirement is

$104,320 based upon assumptions that salary increases will be 3 percent annually and that the applicable rate of interest will be 7 percent annually.

                                                                             CONTRIBUTION PERCENTAGE
                                                                                       OF
                 SUM OF AGE                     CONTRIBUTION PERCENTAGE        COMPENSATION AT OR
                AND YEARS OF                   COMPENSATION UNDER SOCIAL              ABOVE
               BENEFIT SERVICE                    SECURITY WAGE BASE        SOCIAL SECURITY WAGE BASE
               ---------------                 -------------------------    -------------------------
0 but less than 30...........................             1.5%                         3.0%
30 but less than 34..........................             1.7                          3.4
34 but less than 38..........................             1.9                          3.8
38 but less than 42..........................             2.1                          4.2
42 but less than 46..........................             2.3                          4.6
46 but less than 50..........................             2.7                          5.4
50 but less than 60..........................             3.2                          6.4
60 but less than 70..........................             4.0                          8.0
70 but less than 80..........................             5.5                         11.0
80 but less than 90..........................             7.0                         12.7
90 and over..................................             9.0                         14.7

EXECUTIVE EMPLOYMENT AGREEMENTS:

     Libbey has entered into employment agreements with each of the Company's executive officers, including the named executive officers, that entitle them to receive their base salaries and to participate in designated benefit plans of the Company. Each employment agreement also provides that the officer's employment is not for any specified term and may be terminated at any time. In addition, each agreement provides that, in the event of the officer's termination other than for "cause" (as defined in the agreements), payment of base salary will continue for two years in Mr. Meier's case and one year in the case of the other executive officers. The employment agreements also provide that the officer's base salary may be adjusted periodically and that benefit plans in which the officer is entitled to participate may be adjusted or terminated by the Company at any time, but that no vested or accrued benefit may be adversely affected.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION IN COMPENSATION DECISIONS:

     The Compensation Committee ("Committee") is currently comprised of Messrs. Foley, Howell and Moreau. Prior to December 31, 1997, Mr. Wilkison also was a member of the Compensation Committee. Prior to his retirement from Owens-Illinois on December 31, 1997, Mr. Wilkison was an Executive Vice President of Owens-Illinois and prior to completion of the Company's initial public offering, Mr. Wilkison was a director of the Company and an officer of the Company and certain of its subsidiaries. In connection with the Company's initial public offering and separation from Owens-Illinois, the Company entered into a Management Services Agreement with Owens-Illinois for the provision of services to the Company by a subsidiary of Owens-Illinois including computer and other services. The term of this Agreement has been extended to continue until December 31, 1998 with respect to computer services and continues thereafter subject to notice by either party. The current term of this Agreement with respect to services other than computer services continues until December 31, 1998 and will automatically renew for additional one-year terms subject to termination by either party at the end of each year. The Agreement, with respect to any or all services other than computer services, is terminable by the Company subject to thirty days notice of termination and by Owens-Illinois subject to thirty days notice of termination if it ceases to provide such services to its affiliated companies. Charges are based upon usage. During 1997, the Company paid approximately $98,000 to Owens-Illinois under this Agreement.

     In connection with the Company's initial public offering, the Company and Owens-Illinois entered into certain other agreements with respect to various matters. These agreements included: (i) a tax allocation and indemnification agreement pursuant to which (a) Owens-Illinois will, subject to certain limitations, indemnify the Company and its affiliates from liability for any and all income taxes of the Owens-Illinois affiliated group or any member thereof, including the Company and its affiliates, for taxable periods ending on or before June 24, 1993, the completion of the Company's initial public offering;
(b) the Company and its affiliates will indemnify the Owens-Illinois affiliated group from liability for any and all income taxes of the Company and its affiliates for taxable periods after June 24, 1993; and (c) the Company and its affiliates will pay Owens-Illinois for the benefit derived by the Company or any affiliate from the use of certain Owens-Illinois tax benefits; (ii) a pension and savings plan agreement pursuant to which (a) the Company adopted pension and savings plans ("Libbey Plans") for its employees and former employees to provide benefits accrued as of June 24, 1993 under the existing pension and savings plans of Owens-Illinois in which such employees and former employees participated ("Owens Plans"); (b) Owens-Illinois caused the Owens Plans, in the case of the pension plans, to transfer assets to the Libbey Plans in excess of that required to satisfy the plan asset and liability transfer requirements under Section 414(I) of the Internal Revenue Code of 1986, as amended, or in the case of the savings plans, to transfer the accounts of the employees and former employees and assets equal to the balance thereof; and (c) Libbey caused the Libbey Plans to accept and assume from the Owens Plans, and be liable for, all liabilities and obligations attributed to the Libbey employees and former employees and to indemnify and hold Owens-Illinois and the Owens Plans harmless from and against all claims made by any current or former Libbey employee for benefits accrued under the Owens Plans; and (iii) a cross-indemnity agreement pursuant to which (a) each of Owens-Illinois and the Company remain liable for, and indemnify and hold harmless, the other and its subsidiaries for liabilities arising out of, relating to, based upon or incurred in connection with their own businesses and operations, except that Owens-Illinois agreed to indemnify the Company and its subsidiaries to the extent that their liabilities, if any, in connection with their disposal of waste at waste disposal sites in which the Company, directly or through Owens-Illinois, is or may be a potentially responsible party and which was the subject of pending proceedings as of June 24, 1993, exceed $3,000,000 and except that Owens-Illinois assumed all liability for post-retirement health and life insurance benefits due to former employees of Libbey who retired prior to June 24, 1993.

     In addition, through a subsidiary of the Company, a supplier-customer relationship exists with a subsidiary of Owens-Illinois whereby the Company sells products subject to receipt of purchase orders acceptable to the Company.

COMPENSATION COMMITTEE REPORT:

     Compensation Policies Applicable to Executive Officers. The Company's overall compensation program for salaried employees has been established and is administered to ensure that employee compensation motivates superior job performance and the achievement of business objectives. With respect to executive officer compensation, the policies followed in designing and administering this component of the overall program are based upon the main objective of increasing stockholder value through increasing operating income and return on invested capital. The Compensation Committee believes that this can best be accomplished by an executive compensation program which (1) attracts and retains highly qualified individuals; (2) includes major components directly linked to increases in recognized measures of stockholder value; and (3) rewards superior performance as measured by financial and non-financial factors. Compensation for executive officers is currently deductible for federal income tax purposes and the Committee intends to structure the Company's compensation and benefit plans to meet the requirements for continued deduction.

     Executive officer compensation consists of annual base salary and annual incentive awards. Annual base salaries plus target annual bonus awards are set at levels which are intended to be competitive within the industry and with companies of comparable size. In 1996, Towers Perrin, a nationally recognized compensation and employee benefits consulting firm, was retained to assist the

Company in assessing the competitiveness of base salary and target total cash compensation. In this assignment Towers Perrin reviewed the Company's executive compensation program. In conducting this review it examined the following survey sources: Towers Perrin, Executive Compensation Data Base, 1996; Executive Compensation Services Report on Top Management Compensation, 1996, 1997; and one private survey source. The Company was compared to companies within the general and consumer products industries with sales ranging from $350 to $500 million. The Towers Perrin review was updated in 1997. The peer group used by the Company to measure the performance of its stock was not used to compare compensation in view of significant differences between the Company and the peer group with regard to capital structure and the diversity, size and scope of the businesses in which various members of the peer group engage.

     The Committee further reviewed and adjusted base salaries in 1997. The Committee intends to review base salaries annually, and in consultation from time to time with outside professional advisers, intends to make adjustments depending upon competitive salary levels, past individual performance as measured by both qualitative and quantitative factors and the potential for making significant contributions in the future. Individual factors are expected to be more significant than overall Company performance in a particular year in determining base salary levels and the rate of increase, while Company performance is expected to be more significant in determining short and long-term incentive compensation. The Committee reviews periodically the incentive compensation and long term compensation components of the executive compensation program and other aspects of the Company's executive compensation program and arrangements with its executives for appropriateness in the context of the Company's business and circumstances and for competitiveness with the compensation practices of other companies.

     The incentive compensation components of the executive compensation program are designed to provide rewards for past contributions and motivation for future performance. The performance goals and criteria for these components are tied directly to factors which the Committee believes will enhance the financial success of the Company and increase stockholder value. Thus, the total payouts under the annual incentive plan are determined primarily by the Company's performance against operating budget goals and in particular operating income and Economic Value Added or EVA(R)(1) budget goals. However, qualitative factors such as progress in implementing strategic plan and employee commitment to, and involvement in, Company goals are important elements in determining payout levels. The Committee believes that these and other qualitative factors will lead to the increased profitability of the Company and should be recognized and taken into consideration in determining the payout levels. Total actual payouts may be adjusted above or below target amounts based upon Company performance which exceeds or fails to meet pre-established goals. Individual performance against established goals will affect individual payments.

     The Committee believes that a stock-based incentive plan is an important element of long-term compensation. The value of such plans for the executive is tied directly to stock price increases and thus provides strong incentives for increasing stockholder value. It was determined that a stock option plan with exercise prices set at market value on the date of grant would focus management's attention on earnings performance sustained on a long-term basis. The initial Libbey Inc. Stock Option Plan for Key Employees ("Option Plan") was approved by the Board of Directors and stockholders of the Company prior to completion of its initial public offering on June 24, 1993 and in 1995 the Board of Directors and the Stockholders of the Company approved and adopted an Amended and Restated Libbey Inc. Stock Option Plan for Key Employees. The Option Plan is a broad-based program covering executive officers and other management employees. Exercise dates are deferred for one year from date of grant subject to acceleration in specified instances. The number of shares covered by option grants is based upon the individual's potential to make a contribution to the earnings growth of the Company. In 1993, all of the executive officers listed in the Compensation table of this proxy statement became equity investors in the Company and were granted stock options.

---------------

(1) EVA(R) is a registered trademark of Stern Stewart & Co.

     The incentive goals for executive compensation payouts are very rigorous and aggressive with demanding thresholds for minimum payments but the annual incentive plan provides for rewarding payments when goals are exceeded. No incentive compensation payments were made with respect to 1997 and no stock options were awarded to any of the named executive officers in 1997 as the financial targets for the year based upon operating income and EVA(R) were not met although several difficult tasks including a major acquisition were successfully accomplished and are expected to provide a strong foundation for the future of the company and notwithstanding that the price of Libbey shares appreciated over 34 percent during 1997.

     Compensation of Chief Executive Officer. The compensation policies described above apply as well to the compensation of the Chief Executive Officer ("CEO"). The Compensation Committee is directly responsible for determining the salary level of the CEO and for all awards and grants to the CEO under the incentive components of the compensation program. The overall compensation package for the CEO is designed to recognize that the CEO bears primary responsibility for increasing the value of stockholders' investments. Thus, a substantial portion of the CEO's compensation is incentive-based, providing greater compensation as direct and indirect financial measures of stockholder value increase. The Committee believes that the current and changing business and industry environment requires a high degree of leadership, innovation and prudent risk taking in order to meet and sustain corporate objectives for increasing stockholder value. The CEO's compensation is thus structured and administered to motivate and reward the successful exercise of these qualities.

     The annual base salary and target bonus level of the CEO, as with other executives, is based upon a review, in consultation with the Committee's outside consultants, of similar positions within the industry and of companies of comparable size. Base salary was adjusted in 1997. The incentive components of the CEO's compensation package consist of the annual incentive award and stock options. The factors described above for all executive officers are also used in determining the level of awards, grants and payouts under these plans for the CEO. Despite significant accomplishments in 1997, the financial goals for the year were not met and no incentive compensation or stock options were awarded to the CEO.

     The Committee believes that the CEO's compensation for 1997 was directly related to the size and the overall performance of the Company as measured by financial criteria and important qualitative factors. Financial performance during the year was measured by the growth in operating income and EVA(R) as compared to the financial goals for the Company.

                                          William A. Foley, Chairman
                                          Peter C. McC. Howell
                                          Gary L. Moreau

PERFORMANCE GRAPH:

     The graph below compares the total stockholder return on Libbey common stock to the cumulative total return for a broad market index, the Standard & Poor's 500 Stock Index ("S&P 500") and to the cumulative total return for a peer group. The indices reflect the year-end market value of an investment in the stock of each company in the index, including additional shares assumed to have been acquired with cash dividends, if any.

     The peer group consists of Corning, Inc., Ekco Group Inc., General Housewares Corp., Lancaster Colony Corp., Newell Co., Oneida Ltd., Premark International Inc. and Rubbermaid Inc. These eight companies were chosen because their lines of business or product end uses are comparable to those of the Company. The peer group is limited to those companies for which market quotations are available.

     The graph assumes a $100 investment in Libbey stock on June 18, 1993 at the initial public offering price of $13 on that date and also assumes investments of $100 in each of the S&P 500 and the peer group indices, respectively, on June 18, 1993. The value of these investments on December 31 of each year from 1993 through 1997 is shown in the table below the graph.

                            LIBBEY PERFORMANCE GRAPH


                         BASE PERIOD                   CUMULATIVE RETURNS
         Index             6/18/93      1993       1994       1995       1996       1997
-----------------------  -----------  --------   --------   --------   --------   --------
Libbey Inc.                  100       128.48     137.64     180.43     226.20     306.45
Standard & Poor's 500        100       106.57     107.98     148.55     182.66     243.60
Peer Group                   100       106.76     106.80     116.65     155.39     176.81

                             SECURITY OWNERSHIP OF
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of December 31, 1997 with respect to any person known to the Company to be the beneficial owner of more than five percent of its common stock based upon Schedule 13Gs received by the Company except as otherwise noted and as of March 16, 1998, with respect to each of the Company's directors and nominees for director, each of the named executive officers and all directors and executive officers of the Company as a group and shares held by the trustee of the Company's Stock Purchase and Retirement Savings Plan, Stock Purchase and Supplemental Retirement Plan and Long-Term Savings Plan and Trust. The shares owned by the executive officers set forth below include the shares held in their accounts in the Stock Purchase and Retirement Savings Plan of the Company. An asterisk indicates ownership of less than one percent of the outstanding stock.

              NAME AND ADDRESS                    NUMBER OF SHARES         PERCENT
            OF BENEFICIAL OWNER               BENEFICIALLY OWNED(1 & 2)    OF CLASS
            -------------------               -------------------------    --------
Ariel Capital Management, Inc.(3)                     1,734,890              9.99
307 North Michigan Avenue
Chicago, IL 60601
Baron Capital Group, Inc.(4)                          1,120,440              6.37
767 Fifth Avenue
24th Floor
New York, NY 10153
The Capital Group Companies,Inc.(5)                   1,402,000              7.97
333 South Hope Street
Los Angeles, CA 90071
The Goldman Sachs Group, L.P.(6)                      1,049,600              5.97
85 Broad Street
New York, NY 10004
Key Trust Company of Ohio N.A.(7)                       938,144              5.33
4900 Tiedeman Road
Brooklyn, Ohio 44144
Neuberger & Berman, LLC(8)                              954,630              5.43
605 Third Avenue
New York, NY 10158
Paliside Capital Management, L.L.C.(9)                  877,600              4.99
One Bridge Plaza, Suite 695
Fort Lee, NJ 07024
L. Frederick Ashton                                      84,831                 *
William A. Foley                                            500                 *
Peter C. McC. Howell(10)                                  1,500                 *
John F. Meier(11)                                       197,198               1.0
Carol B. Moerdyk                                            300                 *
Gary L. Moreau                                              500                 *
Richard I. Reynolds                                     168,866                 *
Arthur H. Smith                                         159,877                 *
Terence P. Stewart                                          250                 *
Kenneth G. Wilkes                                        85,606                 *
Terry L. Wilkison                                         2,000                 *
Directors & Executive Officers as a Group               744,443              4.09

---------------

(1) For purposes of this table, a person or group of persons is deemed to have beneficial ownership of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person has the right to acquire within 60 days of such date is deemed outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The information includes all currently exercisable options granted to Messrs. Meier, Reynolds, Wilkes, Ashton and Smith. The number of shares beneficially owned includes shares subject to options as follows: Mr. Meier--165,153; Mr. Reynolds--136,738; Mr. Wilkes--69,605; Mr. Ashton--63,673; Mr. Smith--127,924, and all executive officers as a group--587,955.

(2) The table includes the number of equivalent shares of common stock that Messrs. Meier, Reynolds, Wilkes, Ashton, Smith and all officers as a group held in the Libbey Stock Purchase and Retirement Savings Plan as of March 16, 1998.

(3) The Schedule G received by the Company from Ariel Capital Management, Inc. dated March 10, 1998 indicates that it is the beneficial owner of 1,734,890 common shares with sole dispositive power with respect to 1,734,890 common shares and sole voting power with respect to 1,636,690 common shares. The Schedule G received by the Company from Ariel Capital Management, Inc. dated January 9, 1998 indicates that it is the beneficial owner of 1,066,600 shares of common stock with sole dispositive power with respect to 1,066,600 common shares and sole voting power with respect to 1,003,700 common shares.

(4) The Schedule G received by the Company from Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., Baron Asset Fund and Ronald Baron jointly, indicates beneficial ownership of 1,120,400 common shares with shared dispositive power with respect to 1,120,400 common shares and shared voting power with respect to 1,120,400 common shares. Baron Capital Group and Ronald Baron are reported to be parent holding companies with beneficial ownership of 1,120,400 common shares with shared dispositive power with respect to 1,120,400 common shares and shared voting power with respect to 1,120,400 common shares. BAMCO, Inc and Baron Capital Management, Inc. are reported to be investment advisors with beneficial ownership of 950,000 and 170,400 common shares respectively, with shared dispositive power with respect to 950,000 and 170,400 common shares, respectively, and shared voting power with respect to 950,000 and 170,400 common shares, respectively. Baron Asset Fund is reported to be an investment company with beneficial ownership of 950,000 common shares with shared dispositive power with respect to 950,000 common shares and shared voting power with respect to 950,000 common shares. Baron Capital Group and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities or the investment advisory clients thereof. BAMCO, Inc. and Baron Capital Management, Inc. disclaim beneficial ownership of shares held by their advisory clients.

(5) The Schedule 13 received by the Company from the Capital Group Companies, Inc. indicates that it and its subsidiaries are the beneficial owners of 1,402,000 shares of common stock with sole dispositive power with respect to 1,402,000 common shares which were owned by various institutional investors and sole voting power with respect to 1,282,000 common shares. One its subsidiaries, Capital Guardian Trust Company, a bank, is the beneficial owner of 1,341,000 common shares with sole dispositive power with respect to 1,341,000 common shares and with sole voting power with respect to 1,221,000 common shares as a result of serving as investment manager of various institutional accounts. Beneficial ownership is disclaimed.

(6) The Schedule G received by the Company from The Goldman Sachs Group, L.P. and Goldman, Sachs & Co. indicates beneficial ownership of 1,049,600 common shares with shared dispositive power with respect to 1,049,600 common shares and shared voting power with respect to 335,800 common shares.

(7) Key Trust Company of Ohio, N.A., as trustee of the Company's Stock Purchase and Retirement Savings Plan is the beneficial owner of 797,166 common shares; and as trustee of the Company's Stock Purchase and Supplemental Retirement Plan is the beneficial owner of 140,777 common shares; and as trustee of the Company's Long-Term Savings Plan and Trust is the beneficial owner of 201 common shares. These plans are defined contribution plans for the Company's employees, each of whom has the right to instruct the trustee as to the manner in which the equivalent shares of the Company in his or her account in the Plans are to be voted.

(8) The Schedule 13G received by the Company from Neuberger & Berman, LLC indicates that it is the beneficial owner of 954,630 common shares with shared dispositive power with respect to 954,630 common shares, with sole voting power with respect to 656,006 common shares and shared voting power with respect to 134,100 common shares. Neuberger & Berman disclaims any economic interest in these securities of its clients. The foregoing schedule 13G indicates that in addition to the above shares, principals of Neuberger & Berman, LLC own 9,800 common shares. Neuberger & Berman, LLC disclaims beneficial ownership of these shares.

(9) The Schedule G received by the Company from Palisade Capital Management, L.L.C. indicates that it is the beneficial owner of 877,600 common shares with sole dispositive power with respect to 877,600 common shares and sole voting power with respect to 877,600 common shares.

(10) Includes 750 shares held by family members of Mr. Howell. Mr. Howell disclaims any beneficial interest in such shares.

(11) Includes 8,406 shares held by family members of Mr. Meier. Mr. Meier disclaims any beneficial interest in such shares.

                              INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors of the Company has selected Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1998.

     A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement if the representative so desires. The representative will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, neither the Board nor management knows of any other business that will be presented for consideration at the Annual Meeting. However, if other proper matters are presented at the meeting, it is the intention of the proxy holders named in the accompanying proxy to take such action as shall be in accordance with their judgment on such matters. All other matters to be voted upon by stockholders will require a majority vote of common stock represented in person or by proxy.

                              GENERAL INFORMATION

REVOCABILITY OF PROXIES:

     Any proxy solicited hereby may be revoked by the person giving it at any time before it has been exercised at the Annual Meeting by giving notice of revocation to the Company in writing or at the Annual Meeting.

SOLICITATION COSTS:

     The Company will pay the cost of preparing and mailing this proxy statement and other costs of the proxy solicitation made by the Company's Board of Directors. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors' recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone or telegram. Arrangements have been made with Corporate Investor Communications, Inc. for a broker-nominee search and with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of common stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT:

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater-than-ten-percent holders are required by SEC regulation to furnish the Company with copies of all such forms which they file.

     Based solely on the Company's review of the copies of Forms 3 and 4 and amendments thereto received by it during 1997, Forms 5 and amendments thereto received by it with respect to fiscal 1997, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the fiscal year ending December 31, 1997 all filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners subject to Section 16 of the Exchange Act were complied with.

STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING:

     A stockholder desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 1999 Annual Meeting must deliver the proposal so that it is received by the Company no later than November 27, 1998. The Company requests that all such proposals be addressed to Arthur H. Smith, Vice President, General Counsel and Secretary, Libbey Inc., 300 Madison Avenue, P.O. Box 10060, Toledo, Ohio 43699-0060.

REPORTS TO STOCKHOLDERS:

     The Company has mailed this Proxy Statement and a copy of its 1997 Annual Report to each stockholder entitled to vote at the Annual Meeting. Included in the 1997 Annual Report are the Company's consolidated financial statements for the year ended December 31, 1997.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, including the financial statement schedules, as filed with the Securities and Exchange Commission, may be obtained without charge by sending a written request therefore to Libbey Inc., Attention: Investor Relations, Kenneth G. Wilkes, Vice President, Chief Financial Officer and Treasurer, 300 Madison Avenue, P.O. Box 10060, Toledo, Ohio 43699-0060.

                                          By Order of the Board of Directors,

                                          ARTHUR H. SMITH, Secretary

Toledo, Ohio
March 27, 1998

1. Election of all Directors    FOR all nominees /X/   WITHHOLD AUTHORITY to vote    /X/   *EXCEPTIONS /X/
                                listed below           for all nominees listed below

The nominees for the board of directors are : Peter C. McC. Howell and Richard I. Reynolds
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions ___________________________________________________________________
To vote your shares for all Director nominees, mark "For" box on Item 1. To withhold voting for all nominees mark "Withhold" box, if you do not wish your shares voted for a particular nominee, enter the name(s) of the exception(s) in the space provided above.

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.



                                         Address Change and
                                         or Comments Mark Here /X/



                                  The form must be signed exactly as name(s) appear hereon. Attorneys-in-fact, executors, trustees, guardians, corporate officers, etc., should give full title.

                                  Dated:____________________________________1998

                                  ______________________________________________
                                                   Signature
                                  ______________________________________________
                                                   Signature


                                                   VOTES MUST BE INDICATED
                                                   (X) IN BLACK OR BLUE INK. / /

SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.



                                  LIBBEY INC.

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints each of John F. Meier, Richard I. Reynolds, Arthur H. Smith and Kenneth G. Wilkes, as proxy, with full power of substitution, to vote all shares of Common Stock of Libbey Inc. held of record by the undersigned on March 16, 1998, at the Annual Meeting of Stockholders to be held on April 30, 1998, and at any adjournment thereof, upon the matters referred to on the reverse side and described in the proxy statement furnished herewith, and in their discretion, upon any other matters which may properly come before the meeting. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED DIRECTOR NOMINEES, AND IN THE PROXIES' DISCRETION ON NAY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL LISTED DIRECTOR NOMINEES.

     Please sign on the reverse side of this card and return it promptly in the enclosed return envelope.

                                    (Continued, and please sign on reverse side)



                                 LIBBEY INC.
                                 P.O. BOX 11305
                                 NEW YORK, N.Y. 10203-0035